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                                                                 EXHIBIT 10.36

                       AMENDED AND RESTATED LOAN AGREEMENT

     This AMENDED AND RESTATED LOAN AGREEMENT (the "Agreement"), dated as of December 1, 1998, is entered into between GOLD BANC CORPORATION, INC., a Kansas corporation (the "Borrower"), and LASALLE NATIONAL BANK, a national banking association (the "Bank").

                                    RECITALS:

     WHEREAS, the Bank and the Borrower entered into a Loan Agreement dated April 1, 1998 between the Pledgor and the Bank (including all renewals, modifications, amendments and extensions thereof, the "Loan Agreement") under which the Bank was willing to lend to the Borrower FIFTEEN MILLION and 00/100 DOLLARS ($15,000,000) in accordance with the terms, subject to the conditions and in reliance on the representations, warranties and covenants set forth in the Loan Agreement and in all of the other documents and instruments entered into or delivered in connection with or relating to the loan contemplated in the Loan Agreement including a Pledge and Security Agreement dated April 1, 1998 between the Borrower and the Bank under which the Bank was to receive, among other things, a first priority security interest in 100% of the issued and outstanding capital stock of The Farmers National Bank ("Farmers");

     WHEREAS, the Gold Banc Acquisitions Corporation II, Inc. (the "Subsidiary Pledgor"), and not the Borrower as the Bank believed, is the owner of 100% of the capital stock of Farmers;

     WHEREAS, 100% of the capital stock of the Subsidiary Pledgor is owned the Borrower;

     WHEREAS, the Borrower desires to continue to borrow from Bank under the Loan Agreement and the Bank wishes to continue to lend conditioned upon receipt of a Pledge Agreement from the Subsidiary Pledgor and the Borrower pledging 100% of the capital stock of Farmers and receipt from the Borrower of this Agreement and an amended Pledge Agreement all subject to the conditions and in reliance upon the representations, warranties and covenants set forth herein and in the other documents and instruments entered into or delivered in connection with or relating to the loan contemplated in this Agreement.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     AGREEMENT:

     1.   Commitment of the Bank.

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     The Bank agrees to extend a loan (the "Loan") to the Borrower in the principal amount of FIFTEEN MILLION and 00/100 DOLLARS ($15,000,000), evidenced by a promissory note (the "Note") and secured by the Pledge and Security Agreement between the Borrower and the Bank dated as of April 1, 1998, as amended from time to time, and the Pledge and Security Agreement dated as of December 1, 1998 among the Borrower, Gold Banc Acquisition Corporation II, Inc. (the "Subsidiary Pledgor") and the Bank (each a "Pledge Agreement" and, collectively, the "Pledge Agreements"), in accordance with the terms and subject to the conditions set forth in this Agreement, the Note, the Pledge Agreements and the Subsidiary's Pledge .

     2.   Conditions of Borrowing.

     Notwithstanding any other provision of this Agreement, the Bank shall not be required to extend the Loan:

          (a) if, since the date of this Agreement and up to the agreed upon date of the Loan, there has occurred, in the Bank's sole and complete discretion, a material adverse change in the financial condition or affairs of the Borrower or any Subsidiary;

          (b) if any Default (as such term is defined below) has occurred or any event which, with the giving of notice or lapse of time, or both, would constitute such a Default;

          (c) if any litigation or governmental proceeding has been instituted or threatened against the Borrower, any Subsidiary or any of their respective officers or shareholders which, in the sole discretion of the Bank, could adversely affect the financial condition or operations of the Borrower or any Subsidiary;

          (d) if all necessary or appropriate actions and proceedings shall not have been taken in connection with, or relating to the transactions contemplated hereby and all documents incident thereto shall not have been completed and tendered for delivery, in form and substance satisfactory to the Bank;

          (e) if the Borrower shall not have tendered for delivery the Note and the Borrower and the Subsidiary Pledgor shall not have tendered for delivery the Pledge Agreements, together with all of the Pledged Security (as such term is defined in the Pledge Agreements) all in form and substance satisfactory to the Bank;

          (f) if the Borrower shall not have tendered for delivery a legal opinion from the Borrower's counsel in form and substance satisfactory to the Bank and Bank's legal counsel; or

          (g) if the Bank shall not have received, in form and substance satisfactory to the Bank, all certificates, affidavits, schedules, resolutions, opinions, notes and other documents which are provided for hereunder, or which it may reasonably request.

     3.   Note Evidencing Borrowing.

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     The Loan shall be evidenced by the Note executed by the Borrower in the principal amount of FIFTEEN MILLION and 00/100 DOLLARS ($15,000,000), which Note shall be in the form set forth as Exhibit A hereto.

          (a) Interest on amounts outstanding under the Note shall be payable quarterly, in arrears, commencing on January 1, 1999 and continuing on the first day of each October, January, April and July thereafter. A final payment of all outstanding amounts due under the Note; including, but not limited to principal, interest and any amounts owing under Subsection 11(m) of this Agreement, if not payable earlier, shall be due and payable on April 1, 2000. The amounts outstanding under the Note from time to time shall bear interest calculated on the actual number of days elapsed on the basis of a 360 day year, at a rate equal, at the Borrower's option, to either (a) LIBOR plus 175 basis points, or
(b) the Prime Rate (whichever rate is so selected, the "Interest Rate").

     For purposes of this Agreement, the term "Prime Rate" shall mean the floating prime rate in effect from time to time as set by the Bank, and referred to by the Bank as its Prime Rate. The Borrower acknowledges that the Prime Rate is not necessarily the Bank's lowest or most favorable rate of interest at any one time. The effective date of any change in the Prime Rate shall for purposes hereof be the date the rate change is publicly announced by the Bank.

     For purposes of this Agreement, "LIBOR" shall mean the per annum rate of interest at which U.S. dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to the relevant "Interest Period" (hereinafter defined) are offered generally to the Bank (rounded upward if necessary, to the nearest 1/16 of 1.00%) in the London Interbank Eurodollar market at 11:00 a.m. (London time) two banking days prior to the commencement of each Interest Period, such rate to remain fixed for such Interest Period. "Interest Period" shall mean successive one, two, three or six month periods as selected from time to time by the Borrower by notice given to the Bank not less than three banking days prior to the first day of each respective Interest Period; provided that: (i) each such one, two, three or six month period occurring after such initial period shall commence on the day on which the next preceding period expires; (ii) the final Interest Period shall be such that its expiration occurs on or before the stated maturity date hereof; and (iii) if for any reason the Borrower shall fail to select timely a period, then it shall be deemed to have selected a one month period. Interest shall be payable on the last banking day of each Interest Period, commencing on the first such date to occur after the date hereof, at maturity, after maturity on demand, and on the date of any payment hereon on the amount paid. The Borrower hereby further promises to pay to the order of the Bank, on demand, interest on the unpaid principal amount hereof after maturity (whether by acceleration or otherwise) at a rate of two per cent per annum in excess of the rate in effect at the time of maturity.

     The Bank's determination of LIBOR as provided above shall be conclusive, absent manifest error. Furthermore, if the Bank determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest Period that (a) U.S. dollar deposits of sufficient amount and maturity for funding any LIBOR Loan are not available to the Bank in the London Interbank Eurodollar market in the ordinary course of business, or
(b) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the relevant LIBOR Loan, the

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Bank shall promptly notify the Borrower and such LIBOR Loan shall automatically convert on the last day of its then-current Interest Period to a loan bearing interest at the Prime Rate.

     If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or its lending office (a "Regulatory Change"), shall, in the opinion of counsel to the Bank, makes it unlawful for the Bank to make or maintain any LIBOR Loan evidenced hereby, then the Bank shall promptly notify the Borrower and such LIBOR Loan shall automatically convert on the last day of its then-current Interest Period to a loan bearing interest at the Prime Rate.

     If, for any reason, any LIBOR Loan is paid prior to the last banking day of its then-current Interest Period, the Borrower agrees to indemnify the Bank against any loss (including any loss on redeployment of the funds repaid), cost or expense incurred by the Bank as a result of such prepayment.

     If any Regulatory Change (whether or not having the force of law) shall (a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, the Bank;
(b) subject the Bank or any LIBOR Loan to any tax, duty, charge, stamp tax or fee or change the basis of taxation of payments to the Bank of principal or interest due from the Borrower to the Bank hereunder (other than a change in the taxation of the overall net income of the Bank); or (c) impose on the Bank any other condition regarding such LIBOR Loan or the Bank's funding thereof, and the Bank shall determine (which determination shall be conclusive, absent manifest error) that the result of the foregoing is to increase the cost to the Bank of making or maintaining such LIBOR Loan or to reduce the amount of principal or interest received by the bank hereunder, then the Borrower shall pay to the Bank, on demand, such additional amounts as the Bank shall, from time to time, determine are sufficient to compensate and indemnify the Bank for such increased cost or reduced amount.

          (b) Any amount of principal or interest on the Note which is not paid when due, whether at stated maturity, by acceleration or otherwise shall bear interest payable on demand at an interest rate equal at all times to two percent (2%) above the Interest Rate.

          (c) If any payment to be made by the Borrower hereunder shall become due on a Saturday, Sunday or banking holiday under the laws of the State of Illinois, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing any interest in respect of such payment.

     4.   Principal Prepayments.

     Prepayments of Prime Rate Loans are permitted at any time. Any prepayments of LIBOR Loans shall be subject to the terms of Section 3(a), above.

     5.   Manner of Borrowing.

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     Each Loan shall be made available to the Borrower upon its oral or written request, from any person whose authority to so act has not been revoked by the Borrower in writing previously received by the Bank. Each Loan may be advanced either as a Prime Rate Loan or a LIBOR Loan, provided, however, that at any time and from time to time, the Borrower may identify no more than ten (10) Loans which may be LIBOR Loans. A request for a Prime Rate Loan must be (i) received by no later than 11:00 a.m. Chicago, Illinois time, on the day it is to be funded. A request for a LIBOR Loan must be (i) received by no later than 11:00 a.m. Chicago, Illinois time, three days before the day it is to be funded, and
(ii) in an amount equal to $1,000,000.00 or a higher integral multiple of $1,000,000.00. If for any reason the Borrower shall fail to select timely an Interest Period for an existing LIBOR Loan, then such LIBOR Loan shall be immediately converted to a Prime Rate Loan on the last business day of the then existing Interest Period, all without demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower. The proceeds of each Prime Rate Loan or LIBOR Loan shall be made available at the office of the Bank by credit to the account of the Borrower or by other means requested by the Borrower and acceptable to the Bank.

     6.   Representations and Warranties.

     To induce the Bank to make the Loan provided for herein, the Borrower represents and warrants as follows:

          (a) The Borrower: (i) is a corporation duly organized and validly existing and in good standing under the laws of the State of Kansas; (ii) is duly qualified as a foreign corporation and is in good standing in all states in which it is doing business except where the failure to so qualify would not have a material adverse effect on the Borrower or its business; and (iii) has all requisite power and authority, corporate or otherwise, to own, operate and lease its properties and to carry on its business as now being conducted. Each Subsidiary is a banking corporation organized in the State set forth on Schedule 1 hereto, and has all requisite power and authority, corporate or otherwise, to own, operate and lease its property and to carry on its business as now being conducted. The Borrower and the Subsidiaries have made payment of all franchise and similar taxes in all of the respective jurisdictions in which they are incorporated or qualified, insofar as such taxes are due and payable at the date of this Agreement, except for any such taxes the validity of which is being contested in good faith and for which proper reserves have been set aside on the books of the Borrower or the Subsidiaries, as the case may be.

          (b) The Borrower is the direct or indirect owner of 100% of the issued and outstanding capital stock of the Subsidiaries set forth in Schedule 1 hereto (the "Subsidiaries").

          (c) The Subsidiary Shares have been duly authorized, legally and validly issued, fully paid and nonassessable, and are owned by the Borrower of the Subsidiary Pledgor free and clear of all pledges, liens, security interests, charges or encumbrances, except, upon consummation of the transactions contemplated herein, for the security interests granted by the Borrower and the Subsidiary Pledgor to the Bank. There are, as of the date hereof, no outstanding options, rights or warrants obligating the Borrower or any Subsidiary to issue, deliver or sell, or cause to be issued,

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delivered or sold, additional shares of the capital stock of any Subsidiary or obligating the Borrower or any Subsidiary to grant, extend or enter into any such agreement or commitment.

          (d)  The financial statements of:

               (i) the Borrower, all of which have heretofore been furnished to the Bank, have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and maintained by the Borrower throughout the periods involved, and fairly present the financial condition of the Borrower individually and on a consolidated basis at such dates specified therein and the results of its operations for the periods then ended; and

               (ii) the Subsidiaries, all of which have heretofore been furnished to the Bank, to the best knowledge of the Borrower have been prepared in accordance with GAAP and maintained by the Subsidiaries throughout the periods involved, and fairly present the financial condition of the Subsidiaries at such dates specified therein and the results of its operations for the periods then entered.

          (e) To the best knowledge of the Borrower, since the latest date of the financial statements referred to in Section 6(d) above, there have been no material changes in the assets, liabilities, or condition, financial or otherwise, of the Borrower or the Subsidiaries other than changes arising from transactions in the ordinary course of business, and no such changes have been materially adverse, whether in the ordinary course of business or otherwise. To the best knowledge of the Borrower, neither the business nor the properties of the Borrower or the Subsidiaries have been materially and adversely affected in any way, including, without limitation, as a result of any fire, explosion, accident, strike, lockout, labor dispute, flood, drought, embargo, imposition of governmental restrictions, confiscation by a governmental agency or acts of God.

          (f) There are no actions, suits, proceedings or written agreements pending, nor to the best of the knowledge of the Borrower threatened or proposed, against the Borrower or, to the best knowledge of the Borrower, the Subsidiaries, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board or other administrative agency, domestic or foreign, which are of a material nature. Neither of the Borrower nor, to the best knowledge of the Borrower, any Subsidiary is in default with respect to any order, writ, injunction or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign.

          (g) All tax returns and reports of the Borrower and, to the best knowledge of the Borrower, the Subsidiaries, required by law to be filed have been duly filed, and all taxes, assessments, fees and other governmental charges upon the Borrower and any Subsidiary or upon any of their properties or assets which are due and payable have been paid, and the Borrower knows of no additional assessment of a material nature against the Borrower or any Subsidiary for taxes, or, except as disclosed on the financial statements referred to in Section 6(d) above, of any basis for any such additional assessment.

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          (h)  The Borrower's primary business is that of a bank holding company. All necessary regulatory approvals have been obtained for the Borrower to conduct its business.

          (i) The deposit accounts of the Subsidiaries are insured by the Federal Deposit Insurance Corporation ("FDIC").

          (j) None of the Pledged Security constitutes margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System ("FRS").

          (k) The Borrower and the Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and, if applicable, have developed or are developing programs to address on a timely basis, the "Year 2000 Problem" (i.e., the risk that computer applications used by the Borrower or a Subsidiary may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to, and any date on or after, December 31, 1999), and have made related appropriate inquiry of material suppliers and vendors. Based on such review and programs, the Borrower believes that the "Year 2000 Problem" will not have a material adverse effect on the Borrower or any of the Subsidiaries or any of their operations or businesses.

     The foregoing representations and warranties shall survive the making of this Agreement, and execution and delivery of the Note and the Pledge Agreements, and shall be deemed to be continuing representations and warranties until such time as the Borrower has satisfied all of its obligations to the Bank; including, but not limited to the obligation to pay in full all principal, interest and other amounts in accordance with the terms of this Agreement, the Note and the Pledge Agreements.

     7.   Negative Covenants.

     The Borrower agrees that until the Borrower satisfies all of its obligations to the Bank; including, but not limited to its obligations to pay in full all principal, interest and other amounts owing in accordance with the terms of this Agreement, the Note and the Pledge Agreements, the Borrower shall not, nor shall the Borrower cause, permit or allow any Subsidiary to:

          (a) create, assume, incur, have outstanding, or in any manner become liable in respect of any indebtedness for borrowed money, except in the case of Borrower, secured indebtedness under Section 7(b)(vi), and, in the case of the Subsidiaries, indebtedness incurred in the ordinary course of the business of banking and in accordance with applicable laws and regulations and safe and sound banking practices. For purposes of this Agreement, the phrase "indebtedness" shall mean and include:

               (i) all items arising from the borrowing of money, which according to generally accepted accounting principles now in effect, would be included in determining total liabilities as shown on the balance sheet;

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               (ii)   all indebtedness secured by any lien in property owned by
     the Borrower whether or not such indebtedness shall have been assumed;

               (iii) all guarantees and similar contingent liabilities in respect to indebtedness of others; and

               (iv) all other interest-bearing obligations evidencing indebtedness in others;

          (b) create, assume, incur, suffer or permit to exist any mortgage, pledge, deed of trust, encumbrance (including the lien or retained security title of a conditional vendor), security interest, assignment, lien or charge of any kind or character upon or with respect to property whether owned at the date hereof or hereafter acquired by the Borrower or any Subsidiary, or assign or otherwise convey any right to receive income, except:

               (i) liens for taxes, assessments or other governmental charges for the then current year or which are not yet due or delinquent;

               (ii) liens for taxes, assessments or other governmental charges already due, but the validity of which is being contested in good faith in such a manner as not to make the property forfeitable;

               (iii) liens and charges incidental to current operations which are not due or delinquent;

               (iv) liens for workmen's compensation awards not due or delinquent;

               (v) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation;

               (vi) purchase money mortgages or other liens on real property including those incurred for the construction of a banking facility, and bank furniture and fixtures acquired or held in the ordinary course of business to secure the purchase price of such property or to secure the indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of any such property to be subject to such mortgages or other liens, or mortgages or other liens existing on any such property at the time of acquisition, or extensions, renewals, or replacements of any of the foregoing for the same or a lesser amount; provided that no such mortgage or other liens shall extend to or cover any property other than the property being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the mortgage or lien being extended, renewed or replaced, and provided further that no such mortgage or lien shall exceed 75% of the price of acquisition, construction or improvement at the time of acquisition, construction or improvement; and provided further that the aggregate principal amount of consolidated indebtedness at any one time outstanding and secured by mortgages, liens, conditional sale agreements and other security

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     interests permitted by this clause (vi) shall not exceed 10% of the consolidated capital of the Borrower or any Subsidiary, as the case may be;

               (vii) liens existing on the date hereof as shown on the financial statements; and

               (viii) in the case of the Subsidiaries, liens incurred in the ordinary course of the business of banking and in accordance with applicable laws and regulations and safe and sound banking practices;

          (c) dispose by sale, assignment, lease or otherwise, property or assets now owned or hereafter acquired, outside the ordinary course of business in excess of 10% of its consolidated assets in any fiscal year;

          (d) merge into or consolidate with or into any other person, firm or corporation;

          (e) make any loans or advances whether secured or unsecured to any person, firm or corporation, other than loans or advances made by the Subsidiaries in the ordinary course of their banking business and in accordance with applicable laws and regulations and safe and sound banking practices;

          (f) engage in any business or activity not permitted by all applicable laws and regulations, including without limitation, the Bank Holding Company Act of 1954, the Illinois Banking Act, the Federal Deposit Insurance Act and any regulations promulgated thereunder;

          (g) make any loan or advance secured by the capital stock of another bank or depository institution (except for loans made in the ordinary course of business), or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, without prior written approval of the Bank;

          (h) directly or indirectly create, assume, incur, suffer or permit to exist any pledge, encumbrance, security interest, assignment, lien or charge of any kind or character on the capital stock of any of the Subsidiaries or any other capital stock directly or indirectly owned by the Borrower;

          (i) directly or indirectly cause or allow the percent of Pledged Stock to diminish as a percentage of the outstanding capital stock of the Subsidiaries;

          (j) directly or indirectly sell, transfer, issue, reissue, exchange or grant any option with respect to any of the capital stock of any of the Subsidiaries;

          (k) redeem any of the capital stock of the Borrower, declare a stock dividend or split or otherwise change the capital structure of Borrower or the Subsidiaries without prior written approval of the Bank;

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          (l)  breach or fail to perform or observe any of the terms and conditions of the Note, the Pledge Agreements or any other document or agreement entered into or delivered in connection with, or relating to, the Loan;

          (m)  engage in any unsafe or unsound banking practices; or

          (n) violate any law or regulation, or any condition imposed by or undertaking provided to the FRS, the FDIC or the Office of the Commissioner of Banks and Real Estate in connection with the Borrower's direct or indirect acquisition of the capital stock of the Subsidiaries.

     8.   Affirmative Covenants.

     The Borrower agrees that until the Borrower satisfies all of its obligations to the Bank; including, but not limited to its obligations to pay in full all principal, interest and other amounts in accordance with the terms of the Agreement, the Note and the Pledge Agreements, it shall:

          (a)  furnish and deliver to the Bank:

               (i) as soon as practicable, and in no event later than forty-five (45) days after the end of each of the first three calendar quarter of the Borrower and the Subsidiaries, a copy of: (1) the balance sheet, profit and loss statement, surplus statement and any supporting schedules prepared in accordance with GAAP and signed by the presidents and chief financial officers of the Borrower and the Subsidiaries; and (2) all financial statements, including, but not limited to, all call reports filed with any state or federal bank regulatory authority;

               (ii) as soon as practicable, and in no event later than one hundred twenty (120) days after the end of each calendar year, a copy of:
     (1) the consolidated balance sheets as of the end of such year and the consolidated profit and loss and surplus statements for the Borrower and the Subsidiaries for such year, audited by independent certified public accountants satisfactory to the Bank and accompanied by an unqualified opinion; and (2) all financial statements and reports, including, but not limited to call reports and annual reports filed annually with any state or federal regulatory authority;

               (iii) as soon as practicable, and in no event later than forty-five (45) days after the end of each calendar quarter, copies of the then current loan/asset watch list, the substandard loan/asset list, the nonperforming loan/asset list and other real estate owned list of the Subsidiaries;

               (iv) immediately after receiving knowledge thereof, notice in writing of all charges, assessment, actions, suits and proceedings that are proposed or initiated by, or brought before, any court or governmental department, commission, board or other administrative agency, in connection with the Borrower or the Subsidiaries (other than litigation in the ordinary course of business not involving the FRS, the FDIC or the Office of the Commissioner of Banks and Real Estate, which, if adversely decided, would not have

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     a material effect on the financial condition or operations of the Borrower or the Subsidiaries); and

               (v) promptly after the occurrence thereof, notice of any other matter which has resulted in a materially adverse change in the financial condition or operations of the Borrower or the Subsidiaries;

          (b) promptly pay and discharge all taxes, assessments and other governmental charges imposed upon the Borrower or the Subsidiaries or upon the income, profits or property of the Borrower or the Subsidiaries and all claims for labor, material or supplies which, if unpaid, may by law become a lien or charge upon the property of the Borrower or the Subsidiaries. Neither the Borrower nor the Subsidiaries shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and reserves therefor shall be maintained on the books of the Borrower or the Subsidiaries as are deemed reasonably adequate by the Bank;

          (c) maintain bonds and insurance and cause the Subsidiaries to maintain bonds and insurance with responsible and reputable insurance companies or associations in such amounts and covering such risk as is usually carried by owners of similar businesses and properties in the same general area in which the Borrower or each Subsidiary respectively operate and such additional bonds and insurance as may be reasonably required by the Bank;

          (d) permit and cause the Subsidiaries to permit the Bank through its employees, attorneys, accountants or other agents, to inspect any of the properties, corporate books and financial books and records of the Borrower and the Subsidiaries at such times and as often as the Bank reasonably may request; and

          (e) promptly provide and cause the Subsidiaries promptly to provide the Bank with such other information concerning the business, operations, financial condition and regulatory status of the Borrower and the Subsidiaries as the Bank may from time to time reasonably request.

          (f) from time to time, at the request of the Bank, the Borrower shall provide to the Bank such updated information or documentation as is requested regarding the status of its efforts, and the efforts of the Subsidiaries to address the "Year 2000 Problem".

     9.   Collateral.

     Pursuant to the Pledge Agreements, the Borrower and the Subsidiary Pledgor have concurrently herewith assigned, transferred, pledged and delivered to the Bank as collateral for all of the Borrower's obligations from time to time to the Bank the Pledged Security (as defined in the Pledge Agreements) whether now or hereafter pledged.

     10.  Events of Default; Default; Rights Upon Default.

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

     The happening or occurrence of any of the following events or acts shall each constitute a default hereunder (each, a "Default"), and any such default shall also constitute a Default under the Note, the Pledge Agreements and any other loan document, without right to notice or time to cure in favor of the Borrower except as indicated below:

          (a) if the Borrower fails to make any payment, as provided for herein or in the Pledge Agreements;

          (b) if there continues to exist any breach under any obligation of any other documents executed pursuant to this Agreement including, without limitation, the Note and the Pledge Agreements and such breach remains uncured beyond the applicable time period, if any, specifically provided therefor;

          (c) if any representation or warranty made in this Agreement shall be false when made or be false at any time during the term of this Agreement or any extension hereof, or if the Borrower fails to perform or observe any covenant or agreement contained in this Agreement within fifteen (15) days after notice thereof by Bank;

          (d) if the Borrower or any Subsidiary fails to perform or observe any covenant or agreement contained in any other agreement between the Borrower or any Subsidiary and the Bank, or if any condition contained in any agreement between the Borrower or such Subsidiary and the Bank is not fulfilled and such failure remains uncured beyond the cure period, if any, specifically provided therefor;

          (e) if the Borrower shall continue to fail to perform and observe, or cause or permit any Subsidiary to fail to perform and observe any covenants under this Agreement, including, without limitation, all affirmative and negative covenants set forth in Sections 7 and 8 of this Agreement for fifteen
(15) days after notice thereof by the Bank;

          (f) if the FRS, the FDIC, the Office of the Commissioner of Banks and Real Estate or other governmental agency charged with the regulation of bank holding companies or depository institutions: (i) issues to the Borrower or any Subsidiary, or initiates any action, suit or proceeding to obtain against, impose on or require from the Borrower or any Subsidiary, a cease and desist order or similar regulatory order, the assessment of civil monetary penalties, articles of agreement, a memorandum of understanding, a capital directive, a capital restoration plan, restrictions that prevent or as a practical matter impair the payment of dividends by any Subsidiary or the payments of any debt by the Borrower, restrictions that make the payment of dividends by any Subsidiary or the payment of debt by the Borrower subject to prior regulatory approval, a notice or finding under Section 51 or Section 52 of the Illinois Banking Act or
Section 8(a) of the Federal Deposit Insurance Act, or any similar enforcement action, measure or proceeding; or (ii) issues to any officer or director of the Borrower or any Subsidiary, or initiates any action, suit or proceeding to obtain against, impose on or require from any such officer or director, a cease and desist order or similar regulatory order, a removal order, a suspension order, or the assessment of civil monetary penalties;

          (g) if any Subsidiary is notified that it is considered an institution in "troubled condition" within the meaning of 12 U.S.C. Section 1831i and the regulations promulgated thereunder, or if a conservator or receiver is appointed for such Subsidiary;

          (h) if the Borrower or any Subsidiary (i) becomes insolvent or is unable to pay its debts as they mature; (ii) makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they mature;
(iii) suspends transaction of its usual business; or (iv) if a trustee of any substantial part of the assets of the Borrower or any Subsidiary is applied for or appointed, and if appointed in a proceeding brought against the Borrower, the Borrower by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment, or within thirty (30) days such appointment is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect;

          (i) if any proceedings involving the Borrower or any Subsidiary are commenced by or against the Borrower or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government and if such proceedings are instituted against the Borrower, the Borrower by any action or failure to act indicates its approval of, consent to or acquiescence therein, or an order shall be entered approving the petition in such proceedings and within thirty (30) days after the entry thereof such order is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect; or

          (j) if the Borrower or any Subsidiary continue to be in default in any payment of principal or interest for any other obligation or in the performance of any other term, condition or covenant contained in any agreement (including, but not limited to, an agreement in connection with the acquisition of capital equipment on a title retention or net lease basis), under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation to cause such obligation to become due prior to its stated maturity.

     Upon the occurrence of a Default, the Bank shall have all rights and remedies provided by applicable law and, without limiting the generality of the foregoing, may, at its option, declare its commitments to be terminated and the Note shall thereupon be and become forthwith, due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein, in the Note or the Pledge Agreements to the contrary notwithstanding, and may, also without limitation, appropriate and apply toward the payment of the Note any indebtedness of the Bank to the Borrower however created or arising, and may, also without limitation exercise any and all rights in and to the Pledged Security referred to in Section 9 above and in the Pledge Agreements. There shall be no obligation to liquidate the Pledged Security nor any other collateral pledged hereunder in any order or with any priority or to exercise any remedy available to the Bank in any order.

     11.  Miscellaneous.

          (a) No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Time is of the essence in the performance of the covenants, agreements and obligations of the Borrower and the Subsidiaries.

          (b) This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements between the Bank and the Borrower with respect to the subject matter hereof. No amendment, modification, termination or waiver of any provision of this Agreement, the Pledge Agreements or the Note, or consent to any departure by the Borrower therefrom, shall be effective unless in writing and signed by the Bank, and then such waiver or consent shall be effective only for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          (c) All notices, requests, demands and other communications provided for hereunder shall be: (i) in writing, (ii) made in one of the following manners, and (iii) shall be deemed given (A) if and when personally delivered;
(B) on the next business day if sent by
nationally recognized overnight courier addressed to the appropriate party as set forth below; or (C) on the second business day after being deposited in United States certified or registered mail, and addressed as follows:

          If to Borrower:           Gold Banc Corporation, Inc.
                                    11301 Nall Avenue
                                    Leawood, Kansas 66211
                                    Attention: Michael W. Gullion,
                                               President

          If to the Bank:           LaSalle National Bank
                                    135 South LaSalle Street
                                    Chicago, Illinois 60603
                                    Attention: Delmar Rogers, Jr.,
                                               Vice President

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection.

          (d) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          (e) This Agreement shall become effective when it shall have been executed by the Borrower and the Bank and thereafter shall be binding upon and inure to the benefit of the Borrower, the Bank and their respective successors and assigns; provided, that the Borrower shall not assign its rights hereunder or any interest herein without the prior written consent of the Bank.

          (f) This Agreement and the Note shall be governed by the internal laws of the State of Illinois, and for all purposes shall be construed in accordance with the laws of said State without giving effect to the choice of law provisions of such State.

          (g) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or lack of enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.

          (h) All covenants, agreements, representations and warranties made by the Borrower herein shall, notwithstanding any investigation by or knowledge on the part of the Bank, be deemed material and relied on by the Bank and shall survive the execution and delivery to the Bank of this Agreement and the Note.

          (i) This Agreement shall govern the terms of any extensions or renewals of the Note, subject to any additional terms and conditions imposed by the Bank in connection with any such extension or renewal.

          (j) The Borrower hereby represents that the indebtedness evidenced hereby constitutes a loan made by the Bank to enable the Borrower to carry on a commercial enterprise for the purpose of investment or profit; and that such loan is a loan for business purposes under the intent and purview of 815 ILCS 205/4(1)(c).

          (k) THE BANK AND THE BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE, THE COLLATERAL OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BANK AND THE BORROWER ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

          (l) TO INDUCE THE BANK TO MAKE THE LOAN, THE BORROWER IRREVOCABLY AGREES THAT ALL ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR CONSEQUENCE OF THIS AGREEMENT, THE NOTE, THE PLEDGE AGREEMENTS OR ANY OTHER AGREEMENT WITH THE BANK SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING THEIR SITUS IN CHICAGO, ILLINOIS. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN CHICAGO, ILLINOIS AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE BORROWER AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

          (m) The Borrower will pay all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) in connection with the preparation, negotiation, documentation, execution, delivery, administration, amendment, modification, collection and enforcement of this Agreement, the Note, the Pledge Agreements and the other instruments and documents to be delivered hereunder. In addition, the Borrower shall pay, and save Bank harmless from any liability for, any and all stamp and other taxes determined to be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, or the Note and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes. The foregoing obligations shall survive any termination of this Agreement, the Note or either Pledge Agreement. Any of the foregoing amounts incurred by Bank and not paid by the Borrower upon demand shall bear interest from the date incurred at the Interest Rate plus two percent (2%) per annum and shall be deemed part of the indebtedness hereunder.

          (n) Any accounting term not specifically defined herein shall be construed in accordance with generally accepted accounting principles and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

          (o) The Bank reserves the right to sell participations in this Loan or otherwise assign, transfer or hypothecate all or any part of this Loan.

          (p) All covenants, agreements, warranties and representations of the Borrower herein shall be deemed to have been made jointly and severally by the Borrower and the Subsidiaries.

          (q) The Borrower agrees to do such further acts and things and to execute and deliver to Bank such additional assignments, agreements, powers and instruments as Bank may reasonably require or deem advisable to carry into effect the purpose of this Agreement, the Note, the Pledge Agreements or any agreement or instrument in connection herewith, or to better assure and confirm unto the Bank its rights, powers and remedies hereunder or under such other loan documents.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                                GOLD BANC CORPORATION, INC.


                                                By   ___________________________

                                                Its: ___________________________



                                                LASALLE NATIONAL BANK

                                                By:   __________________________

                                                Its:  __________________________

                                    EXHIBIT A

                                 PROMISSORY NOTE

$15,000,000                                         Dated as of December 1, 1998
                                                              Due: April 1, 2000

     FOR VALUE RECEIVED, GOLD BANC CORPORATION, INC., a Kansas corporation (the "Borrower"), hereby promises to pay to the order of LASALLE NATIONAL BANK, a national banking association (the "Bank"), the principal sum of FIFTEEN MILLION and 00/100 DOLLARS ($15,000,000), together with interest computed on the actual number of days elapsed and calculated on the basis of a 360 day year, on any and all principal amounts remaining unpaid hereunder from the date of borrowing until payment. Interest shall be calculated at the rate or rates of interest set forth in the Loan Agreement dated April 1, 1998 between the Borrower and the Bank and amended and restated as of December 1, 1998 (as the same is further amended from time to time, the "Loan Agreement"). Interest shall be payable quarterly, commencing on January 1, 1999 and continuing on the first day of each quarter thereafter until all amounts outstanding hereunder are paid in full. A final payment all of outstanding principal and interest shall be due and payable on April 1, 2000.

     Prepayments of Prime Rate Loans are permitted without penalty at any time. Any prepayments of LIBOR Loans shall be subject to Section 3(a) of the Loan Agreement.

     Any amount of interest or principal hereof which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at an interest rate per annum which is two percent (2%) above the applicable interest rate on this Note.

     All payments made hereunder shall be applied first to interest then due on the unpaid principal balance of this Note and then to principal. All payments of principal and interest shall be payable in lawful money of the United States of America.

     Principal and interest shall be paid to the Bank at its office at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as the holder of this Note may designate in writing to the Borrower.

     This Note evidences indebtedness incurred under the Loan Agreement, the terms and conditions of which are incorporated herein by this reference. The holder of this Note is entitled to all of the benefits provided in the Loan Agreement and the Pledge Agreements. Reference is hereby made to the Loan Agreement for a statement of the terms and conditions under which this Note or any payment hereon may be accelerated. Any capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Loan Agreement.

     If the Borrower fails to pay all or any part of the principal hereunder when the same shall become due and payable, fails to pay an installment of interest hereunder when the same shall become due and payable, or fails to cure any event of default within the time, if any, permitted under the Loan Agreement, then this Note shall become immediately due and payable in full, without notice, demand, presentment, protest or notice of dishonor, all of which are hereby expressly waived by the Borrower. Any indebtedness due to the Borrower from the holder hereof may be set off and applied against this Note, whether due or not. The Borrower also agrees to pay all costs of collection, including court costs and reasonable attorneys' fees incurred by the Bank.

     This Note shall be governed by the laws of the State of Illinois.

                                               GOLD BANC CORPORATION, INC.


                                               By:  _________________________

                                               Its: _________________________